MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------


                  This MORTGAGE LOAN PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 7, 2000, by and between FIRST FEDERAL BANK OF CALIFORNIA, a federally chartered savings bank having an office at 401 Wilshire Boulevard Santa Monica, CA 90401 ("PURCHASER"), and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings bank having an office at 4565 Colorado Boulevard, Los Angeles, California 90039 ("SELLER").

                              W I T N E S S E T H:
                              - - - - - - - - - --

                  WHEREAS, Seller holds certain mortgage loans secured by various types of multifamily properties;

                  WHEREAS, Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser, mortgage loans in the approximate aggregate principal amount of $125 million, all of which are secured by an interest in Multifamily Real Property, pursuant to the terms and provisions set forth in this Agreement;

                  WHEREAS, Purchaser is a sophisticated and experienced purchaser of mortgage loans that has obtained its own expert technical and legal advice; and

                  WHEREAS, Purchaser and Seller wish to prescribe the manner of the conveyance, transfer and sale of the mortgage loans.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

         ALTA means the American Land Title Association.

         ASSIGNMENT OF MORTGAGE means an assignment of the Mortgage or equivalent instrument in recordable form, sufficient under the laws of California to effect the sale of the Mortgage to Purchaser.

         BRANCH CLOSING means the closing of the transactions contemplated by the Branch Sale Agreement

         BRANCH SALE AGREEMENT means that certain Agreement to Purchase Assets and Assume Liabilities, dated as of February 7, 2000, by and between Seller and Purchaser.

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         BUSINESS DAY means any day other than (i) a Saturday or Sunday, or (ii)
         a day on which banking and savings and loan institutions in the State of California are authorized or obligated by law or executive order to be closed.

         CERTIFICATE OF DEFECT means a certificate in the form of Exhibit A, appropriately completed, which shall (1) identify a Mortgage Loan with respect to which a breach of a representation or warranty is alleged to have occurred; (2) describe in detail the nature of the breach (and the date of discovery of any claimed breach of a representation or warranty under Section 6.2) and why the claimed breach has a material adverse effect on the value of the related Mortgage Loan; (3) include all reasonably available and detailed evidence of the existence of such breach; and (4) refer to the section (and subsection) of this Agreement under which such breach is claimed.

         CLAIM means any claim, demand or legal proceeding.

         CLOSING DATE means March 24, 2000, or such earlier date as the parties mutually agree, time being of the essence.

         CLTA means the California Land Title Association.

         COLLATERAL DOCUMENTS means, for each Mortgage Loan, the Mortgage Note, the Mortgage and any other documents or instruments in Seller's possession creating or relating to the Mortgage Loan.

         CURE PERIOD means, with respect to a Defective Mortgage Loan, the period of thirty (30) calendar days commencing on the date Purchaser delivers to Seller a Certificate of Defect pursuant to Section 5.2 with respect to such Mortgage Loan; PROVIDED that, in the event that Seller is diligently pursuing a course of action to cure a defect with respect to a Defective Mortgage Loan that requires an action to be taken by a third party, but such third party has not yet taken the required action relating to the cure of such defect, such period shall be extended until sixty (60) calendar days from the date Purchaser delivers to Seller a Certificate of Defect pursuant to Section 5.2 with respect to any such Mortgage Loan.

         CURRENT MORTGAGE LOAN means a Mortgage Loan for which the last scheduled payment of debt service is not more than 30 days past due (without regard to any grace period) on and as of the Determination Date.

         DETERMINATION DATE means a date to be agreed upon by the parties, which date shall be at least three (3) business days prior to the Closing Date.

         DEFECTIVE MORTGAGE LOAN means a Mortgage Loan as to which (1) there exists a material breach of a representation or warranty contained in
         Section 6.2, which breach materially and adversely affects the value of such Mortgage Loan, and (2) Purchaser has timely delivered to Seller a Certificate of Defect pursuant to Section 5.2.

         DELETED MORTGAGE LOAN means a Mortgage Loan that has been withdrawn or deleted by Seller and deleted from the Mortgage Loan Schedule because it is a Defective Mortgage Loan.

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         DUE DILIGENCE MATERIALS means all information prepared by Seller in connection with the conduct of Purchaser's due diligence.

         EXCLUDED DOCUMENTS means (i) any reports, analyses, valuations and memoranda generated internally by Seller or by any of its consultants other than any of such reports, analyses, valuations and memoranda included in the Due Diligence Materials, (ii) any information with respect to which Seller in good faith believes itself to be under a duty of confidentiality and nondisclosure, or (iii) any confidential communications between Seller and its legal counsel, including, without limitation, any documents and communications that are subject to the attorney-client privilege; PROVIDED, HOWEVER, that Excluded Documents
         (A) shall not include any documents essential to Purchaser's ability to acquire title to the Mortgage Loans, to own and service such Mortgage Loans or to complete its due diligence in a commercially reasonable manner with respect to such Mortgage Loans and (B) shall not include documents relating to any litigation, arbitration or similar proceeding involving a Mortgage Loan.

         INTEREST-PAID-TO DATE means, for a Mortgage Loan, the date to which interest payments have been made and credited, as set forth on the Mortgage Loan Schedule.

         INTERESTED PERSON means a person that is a Mortgagor or other obligor, or has an affiliate that is a Mortgagor or other obligor.

         MORTGAGE means the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on the estate in the real property securing the Mortgage Note.

         MORTGAGE FILE means, with respect to any Mortgage Loan the credit file, servicing or management file, correspondence and other documents relating to such Mortgage Loan in the possession of Seller, including a tax printout for such Mortgage Loan, but excluding any Excluded Documents.

         MORTGAGE INTEREST RATE means the annual rate of interest borne on a Mortgage Note.

         MORTGAGE LOAN means one of approximately $125 million in aggregate principal balance of Mortgage Loans transferred and sold hereunder, as set forth on the Mortgage Loan Schedule; the term "Mortgage Loan" shall include any mortgage loan on the Mortgage Loan Schedule and any Substitute Mortgage Loan substituted for a Defective Mortgage Loan after the Determination Date in accordance with the terms of this Agreement, and shall exclude any Deleted Mortgage Loans.

         MORTGAGED PROPERTY means the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

         MORTGAGEE means Seller, Purchaser or any subsequent holder of a Mortgage Loan.

         MORTGAGE LOAN SCHEDULE means the schedule to be created identifying the Mortgage Loans to be transferred at Closing and setting forth the Unpaid Principal Balance as of the Determination Date.

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         MORTGAGE NOTE means the note or other evidence of the indebtedness of a
         Mortgagor secured by a Mortgage and evidencing a Mortgage Loan.

         MORTGAGOR means the obligor on a Mortgage Note.

         MULTIFAMILY REAL PROPERTY means a fee or leasehold interest in real estate improved with a five-or-more-unit residential dwelling.

         PERMITTED INSURANCE EXPENSES means amounts paid by or for the account of Purchaser for premiums for hazard and flood insurance on a Mortgaged Property, which insurance has commercially customary and reasonable terms, exclusions and deductible amounts; provided that such premiums with respect to a Mortgaged Property shall be "Permitted Insurance Expenses" only if the related Mortgagor has failed to pay such premiums and either (1) Purchaser paid such premiums prior to delivery of any required notice to Mortgagor in order to avoid an imminent lapse of insurance coverage and, immediately thereafter, delivered any required notice to the related Mortgagor of its failure to so pay, or (2) absent such imminent lapse, Purchaser first delivered any required notice of Mortgagor's failure to so pay after which Mortgagor failed to so pay, and as a result of such failure, the Mortgaged Property would be uninsured or underinsured, but for such payment by Purchaser.

         PERMITTED REAL ESTATE TAX EXPENSES means amounts paid by or for the account of Purchaser for real estate taxes on a Mortgaged Property when
         (1) Purchaser first delivered any required notice under the Mortgage of Mortgagor's failure to pay the real estate taxes, after which Mortgagor (or a receiver, if applicable) failed to so pay, and (2) payment is required to avoid the imposition of interest and/or penalties.

         PERSON means an individual, corporation, partnership, joint venture, association, joint stock company, trust, bank, unincorporated organization or government or any agency or political subdivision thereof.

         PRINCIPAL PAYMENTS means with respect to a Mortgage Loan, all principal payments of any nature on account of such Mortgage Loan, and proceeds of any casualty, condemnation, foreclosure or repossession to the extent applied to the principal balance of such Mortgage Loan, and payments of any such principal by any guarantors of such Mortgage Loan, received by or for the account of Purchaser, less any reasonable costs and expenses incurred by Purchaser in good faith and paid to unaffiliated third-party service vendors (provided that if such collection is undertaken by Purchaser, the costs incurred do not exceed amounts that would otherwise be paid to unaffiliated third-party service vendors) in connection with the collection of the foregoing amounts.

         PURCHASER means FIRST FEDERAL BANK OF CALIFORNIA, a federally chartered savings bank.

         REMITTANCE DATE means the date that is five Business Days after the applicable Servicing Cut-Off Date.

         REPURCHASE PRICE means (i) in the event that a Mortgage Loan is repurchased within ninety (90) days after the Closing Date, the then unpaid principal balance of the Defective Mortgage Loan plus accrued interest, as of the date of repurchase of such Mortgage Loan, and (ii) in the event that a Mortgage Loan is repurchased more than ninety (90)

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         days after the Closing Date, ____% of the then unpaid principal balance of the Defective Mortgage Loan plus accrued interest, as of the date of repurchase of such Mortgage Loan.

         SELLER means FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings bank.

         SERVICING CUT-OFF DATE means the last calendar day of each month after the Closing Date, to and including the last calendar day of the month preceding the month in which the Servicing Transfer Date occurs, and the Servicing Transfer Date.

         SERVICING TRANSFER DATE means a date mutually acceptable to Seller and Purchaser that shall occur not more than 30 days following the Closing.

         SUBSTITUTE MORTGAGE LOAN means a mortgage loan with substantially similar yields and characteristics selected by Seller.

         SUBSTITUTION ADJUSTMENT means the difference between (i) (A) for Mortgage Loans that are substituted within ninety (90) days after the Closing Date, the then unpaid principal balance of the Substitute Mortgage Loan(s) or (B) for Mortgage Loans that are substituted more than ninety (90) days after the Closing Date, ____% of the then unpaid principal balance of the Substitute Mortgage Loan(s) and (ii) the Repurchase Price for the Defective Mortgage Loan(s) for which such Substitute Mortgage Loan(s) are being substituted.

         SUBSTITUTION NOTICE means a notice in the form of Exhibit B.

         SUPPLEMENTAL MORTGAGE LOAN SCHEDULE means a schedule in substantially the form and containing the information described in the schedule attached hereto as Exhibit 6.2(t).

         SURVIVAL TERMINATION DATE means the date that is the first anniversary of the Closing Date.

         TERMINATION EVENT means any action or failure to act that results in one or more of the following occurrences with respect to a Mortgage
         Loan: discounted or complete payoff, restructure, extension or modification of all or any portion of such Mortgage Loan or the realization upon any collateral securing such Mortgage Loan whether by judicial or nonjudicial foreclosure, deed in lieu, UCC sale, bankruptcy transfer or any other means, or Seller's rights having been materially and adversely affected in a judicial or nonjudicial foreclosure proceeding or bankruptcy proceeding or the release of all or any portion of such collateral or any agreement to forbear from exercising any remedies in connection with a material default under such Mortgage Loan, or the conversion of a nonjudicial foreclosure to a judicial foreclosure.

         TOTAL PURCHASE PRICE means the aggregate sum, for all Mortgage Loans, of the Unpaid Principal Balance of each Mortgage Loan as set forth on the Mortgage Loan Schedule, plus accrued interest or minus prepaid interest on each Mortgage Loan from the Interest-Paid-To Date to the Closing Date at the applicable Mortgage Interest Rate.

         UNPAID PRINCIPAL BALANCE means (i) for each Mortgage Loan set forth on the Mortgage Loan Schedule, the principal balance of such Mortgage

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         Loan, as set forth on the Mortgage Loan Schedule as of the
         Determination Date and (ii) for each Substitute Mortgage Loan which is substituted for a Deleted Mortgage Loan, the principal balance of such Mortgage Loan on the date of substitution.

                                   ARTICLE II

                       PURCHASE AND SALE OF MORTGAGE LOANS
                       -----------------------------------

         SECTION 2.1 PURCHASE AND SALE. Subject to the terms and provisions set forth in this Agreement, on the Closing Date, Seller shall sell and Purchaser shall purchase the Mortgage Loans and pay to Seller the Total Purchase Price for the Mortgage Loans.

         SECTION 2.2 PAYMENT OF THE PURCHASE PRICE. Upon satisfaction of the conditions precedent to the obligations of the parties set forth in Sections 4.4 and 4.5, Purchaser shall pay to Seller the Total Purchase Price by means of a credit to reduce the amount that would otherwise be due from Seller to Purchaser in connection with the Branch Closing (subject to certain adjustments in connection with the Mortgage Loans as described in Sections 2.3 and 5.4 on the Closing Date).

         SECTION 2.3 CREDITS, PRORATIONS AND PAYMENTS ON THE MORTGAGE LOANS.

                  (a) POST-CLOSING PAYMENTS/REFUNDS RECEIVED BY SELLER OR PURCHASER. Amounts received on the Mortgage Loans by Seller after the Determination Date shall, except as otherwise provided in this Section 2.3, be credited to the account of Purchaser and shall be remitted to Purchaser on the Remittance Date relating to the next Servicing Cut-Off Date after such amounts are received, or shall be applied against any amounts then owing by Purchaser to Seller in connection with this Agreement.

                  (b) PAYMENTS BY SELLER OF CERTAIN EXPENSES. In the event that Seller has funded sums in relation to the Mortgage Loans, which sums were used to pay for utilities, taxes, insurance or other matters relating to the Mortgaged Property, Purchaser agrees that, except in its capacity as interim servicer and before the Servicing Termination Date, Seller is under no duty or obligation to continue funding such sums and Seller may cease or refuse to fund any such sums at any time. In such event, Seller will not be responsible for the unpaid expenses or any other costs and expenses resulting from any such action. In the event that, prior to the Servicing Transfer Date, Seller, in its capacity as interim servicer, elects not to continue funding such sums relating to any Mortgage Loan(s), Seller shall provide notice of this fact to Purchaser, at which point Purchaser may notify Seller in writing to pay any such sums. Purchaser's delivery of such notice to Seller shall be deemed automatically to be an acceptance of such Mortgage Loan(s) as of the date of delivery of such notice to Seller and Purchaser shall be responsible for any reimbursement to Seller pursuant to Section 2.3(d) or Section 3.6.

                  (c) CHARACTERIZATION OF PAYMENTS. The characterization of payments received as principal or interest on a Mortgage Loan shall be determined by Seller in its reasonable discretion in accordance with the terms of the Mortgage Note and the Mortgage.

                  (d) POST-CLOSING ADJUSTMENTS. If the amounts required to be paid or credited pursuant to this Section 2.3 cannot be precisely determined by the Closing Date, or were not determined accurately on or before the Closing Date, Seller and Purchaser shall make the necessary determination or redetermination promptly following the Closing and Seller and Purchaser shall make the necessary adjustments as of 30 days after the Closing Date. Forty-five

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(45) days after the Closing Date, each party shall remit to the other those payments due to the other party under this Section 2.3 and shall deliver to the other an accounting of the amounts so remitted for the benefit of the party entitled to the same.

                                   ARTICLE III

                     INTERIM SERVICING OF THE MORTGAGE LOANS
                     ---------------------------------------

         SECTION 3.1 TRANSFER OF SERVICING TO PURCHASER; INTERIM SERVICING.

         Until the Closing Date, the servicing obligations, liabilities, and responsibilities with respect to the Mortgage Loans shall be the responsibility of Seller. On the Closing Date, all servicing rights and responsibilities with respect to the Mortgage Loans shall be released to Purchaser. Seller shall continue to service the Mortgage Loans, on Purchaser's behalf as interim servicer, (i) for a fee equal to __________ percent (____%); PROVIDED, that Seller shall also be entitled to retain, as additional fees for its services as interim servicer, late fees, assumption fees, check return fees and other fees customarily retained by servicers. Seller shall be entitled to retain the applicable interim servicing fee from collections on the Mortgage Loans. Seller shall conduct its interim servicing activities in accordance with the policies and procedures Seller utilizes in servicing mortgage loans for its own portfolio and in accordance with this Article III.

         SECTION 3.2 SERVICING REMITTANCES. Seller shall remit to Purchaser, by wire transfer, on each Remittance Date during the Interim Servicing Period all payments of any kind received in respect of a Mortgage Loan which payments came due after the Determination Date but before the Servicing Cut-Off Date.

         SECTION 3.3 ADVANCES. Seller shall not be required, as interim servicer, to make any servicing advance on any Mortgage Loan unless Seller has concluded that such advance will be reimbursable from payments in respect of the Mortgage Loans, including by netting such advances from the final remittance described in Section 3.6 below. In the event that, prior to the Servicing Transfer Date, Seller, in its capacity as interim servicer, elects not to make a servicing advance on any Mortgage Loan(s), Seller shall provide notice of this fact to Purchaser, at which point Purchaser may notify Seller in writing to make such servicing advance on behalf of Purchaser. Purchaser's delivery of such notice to Seller shall be deemed automatically to be an acceptance of such Mortgage Loan(s) as of the date of delivery of such notice to Seller and Purchaser hereby agrees that Seller shall be able to net such advances from the final remittance described in Section 3.6 below or to otherwise recover such advances from Purchaser if there are not sufficient funds available pursuant to
Section 3.6 to recover such advances.

         SECTION 3.4 REPORTING REQUIREMENTS. Seller shall be responsible for all Internal Revenue Service and other tax agency reporting requirements with respect to the Mortgage Loans until the Servicing Transfer Date. Seller shall file with the taxing authorities within the time periods required by law all year-to-date 1099s and other similar reporting documents up to the Servicing Transfer Date, and Purchaser shall be responsible for all such reporting requirements after the Servicing Transfer Date. Prior to the Servicing Transfer Date, Seller, in its capacity as interim servicer, shall, on or before the twentieth day of each month until the Servicing Transfer Date, provide Purchaser with a monthly report regarding delinquencies on the Mortgage Loans

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         SECTION 3.5 ESCROW ACCOUNTS. On the Servicing Transfer Date, all escrow accounts held by or on behalf of Seller for taxes, governmental assessments, deposits, security deposits, utility deposits, replacement reserves and insurance, or other funds relating to the Mortgage Loans and all records relating to such accounts, shall be assigned, transferred and paid over to Purchaser. All such funds transferred to Purchaser shall be applied by Purchaser for their designated purposes for the designated Mortgaged Property in accordance with the applicable Mortgage, contract or lease or pursuant to an applicable court order, if any. Seller makes no representation or warranty whether the amounts in any such escrows are the full amounts required to be paid to Seller under any Mortgage or other contract affecting the related Mortgage Loan. Purchaser will indemnify, defend and hold Seller harmless from and against any and all claims, damages, liabilities, costs and expenses (including attorneys' fees) arising or resulting from or in connection with, or otherwise relating to such escrow accounts to the extent that (i) Purchaser was in control of such accounts at the time the act or omission giving rise to the claim, damage, liability, cost or expense allegedly occurred and (ii) such amounts were actually assigned to Purchaser. Seller will indemnify, defend and hold Purchaser harmless from and against any and all claims, damages, liabilities, costs and expenses (including attorneys' fees) arising or resulting from or in connection with, or otherwise relating to such escrow accounts to the extent that (i)
Seller was in control of such accounts at the time the act or omission giving rise to the claim, damage, liability, cost or expense allegedly occurred and
(ii) the cause for such claim, damage, liability, cost or expense is attributable to the actions of the Seller in its capacity as servicer of the Mortgage Loans.

         SECTION 3.6 REMITTANCE AFTER SERVICING TRANSFER DATE. On or prior to five Business Days after the Servicing Transfer Date, Seller shall make a final remittance to Purchaser of payments received on the Mortgage Loans up to and including the Servicing Transfer Date, from which may be deducted any unreimbursed advances with respect to the Mortgage Loans or any other amounts due to Seller.

         SECTION 3.7 ADDITIONAL SERVICING COVENANTS.

                  (a) DELIVERY OF MORTGAGE FILES. As soon as practicable after the Servicing Transfer Date, Seller shall deliver to Purchaser at Seller's sole expense, at such location or locations in the United States as may be selected by Purchaser, such originals of documents in the Mortgage File as were not delivered at Closing with respect to each Mortgage Loan that remain in the possession of Seller.

                  (b) ACCESS TO RECORDS. After the date hereof and ending on the date that Seller delivers the Mortgage Files for the applicable Mortgage Loan, Seller shall upon reasonable notice make available to Purchaser, at Purchaser's sole expense, the Mortgage Files, other than Excluded Documents.

                  (c) INSURANCE. Until the Servicing Transfer Date, Seller, in its capacity as interim servicer, will monitor hazard insurance for each Mortgage Loan and will arrange for the force placement of hazard insurance in the event that such insurance is not in place for any Mortgage Loan. For each Mortgage Loan, Seller shall prepare and mail to each hazard and casualty insurer, and to the writing agent for each flood hazard insurer, for each applicable Mortgage Loan, a request for an endorsement of the applicable policy of insurance for the purposes of adding, effective on the Servicing Transfer Date, Purchaser and its successors and assigns, as the mortgagee or insured named therein. Seller shall be responsible for the preparation and mailing of such requests at Seller's sole expense. Notwithstanding the foregoing, in the event that Seller discovers that any Mortgage Loans are covered under Seller's

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blanket insurance policy, Seller shall promptly provide written notice of such fact to Purchaser and Purchaser shall be required to obtain its own insurance coverage for any such Mortgage Loans rather than being added to the existing policy.

                                   ARTICLE IV

                                     CLOSING
                                     -------

         SECTION 4.1 CLOSING. The Closing of the purchase and sale of the Mortgage Loans shall be held on the Closing Date, at 10:00 a.m., Pacific time, at the offices of Seller, or such other place as Seller and Purchaser shall mutually agree.

         SECTION 4.2 SELLER'S CLOSING ITEMS. At the Closing, Seller agrees to execute and deliver or provide (or cause to be delivered and provided) to Purchaser the following:

         (a) For each Mortgage Loan:

                  (i) original Mortgage Note, duly endorsed without recourse or representation or warranty of any nature (except as specifically set forth herein);

                  (ii) the original recorded Mortgage accompanied by the original intervening assignments (to the extent possessed by Seller, or copies thereof, unless such documents are not in Seller's possession), showing a complete chain of title to Seller;

                  (iii) to the extent possessed by Seller or reasonably obtainable by Seller, the originals of all other Collateral Documents, or if not so possessed, copies thereof but only if Seller possesses such copies;

                  (iv) an original Mortgage Assignment in form customary and appropriate for recording in the land records in the jurisdiction in which the related Mortgaged Property is located;

                  (v) a UCC-2 form or its equivalent, assigning to Purchaser Seller's rights as secured party under any financing statements related to any Mortgage Loan for which a UCC-1 financing statement is in place and has not previously been terminated;

                  (vi) an assignment or other instrument assigning to Purchaser the rights of Seller under any security for such Mortgage Loan other than the Mortgage, together with all rights of Seller, if any, arising out of or in connection with any other document, instrument, property, collateral or the like delivered to Seller or its predecessor in interest in connection with such Mortgage Loan and all rights of Seller arising out of any bankruptcy or foreclosure action or any pending claim or action for amounts due Seller or its predecessor in interest in connection with any of the Mortgage Loans (except as otherwise set forth in this Agreement); and

                  (vii) such affidavits and similar documents as may be reasonably requested by Purchaser's title insurer that are customarily delivered by assignors of mortgages in California;

         PROVIDED, HOWEVER, that if the Servicing Transfer Date does not occur on the Closing Date, then Seller shall only be required to deliver the

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         items required by clause (i) above until such time as the Servicing
         Transfer Date does occur, at which point Seller shall deliver all of the remaining items listed in clauses (ii) through (vii) above;

                  (b) evidence reasonably required by the applicable title insurer demonstrating that (i) Seller is an entity in good standing under the laws of the jurisdiction in which it is formed, and (ii) Seller's execution and delivery of this Agreement and the other documents delivered pursuant hereto and the consummation of the transactions contemplated hereby have been fully authorized by all necessary corporate authority; and

                  (c) a bill of sale with respect to the Mortgage Notes, the Mortgages and the Mortgage Files and documents therein, together the rights of Seller under any security for such Mortgage Loan other than the Mortgage, together with all rights of Seller, if any, arising out of or in connection with any other document, instrument, property, collateral or the like delivered to Seller in connection with such Mortgage Loan and all rights of Seller arising out of any bankruptcy or foreclosure action or any pending claim or action for amounts due Seller or its predecessor in interest in connection with any of the Mortgage Loans (except as otherwise set forth in this Agreement).

         SECTION 4.3 PURCHASER'S CLOSING ITEMS. At the Closing, Purchaser shall execute and deliver or provide (or cause to be delivered or provided) to Seller the following:

         (a) A certificate of an officer of Purchaser certifying that (i) Purchaser is an entity in good standing under the laws of the jurisdiction in which it is formed, and (ii) Purchaser's execution and delivery of this Agreement and the other documents delivered pursuant hereto and the consummation of the transactions contemplated hereby have been fully authorized.

         (b) Payment of the amounts due other than under Section 2.2, which payment must be (i) made by a wire transfer of immediately available federal funds to:

                           Fidelity Federal Bank, FSB
                              Via FRB San Francisco
                                ABA No. 322270369
                              Attn: Capital Markets

and (ii) received by Seller by no later than 11:00 a.m. (Pacific time) on the Closing Date.

         SECTION 4.4 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligation of Purchaser to purchase the Mortgage Loans pursuant to this Agreement is subject to the fulfillment by Seller on or prior to the Closing Date of each of the following additional conditions, except to the extent waived in writing by
Purchaser:

         (a) Seller shall have delivered or caused to be delivered all the items that are required to be delivered pursuant to Section 4.2.

         (b) All representations and warranties of Seller set forth in Section
6.1 shall be true in all material respects at and as if made on the Closing
Date.

         (c) All requisite federal, state and local governmental and regulatory approvals relating to the transactions contemplated hereby, if any, required to be obtained by Seller and Purchaser shall have been obtained.

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         (d) The Branch Closing and all transactions contemplated to occur at the Branch Closing shall have occurred or shall occur concurrently herewith.

If all conditions under this Section 4.4 to Purchaser's obligation to complete the Closing have been satisfied, Purchaser shall be obligated to purchase all of the Mortgage Loans (except for a Deleted Mortgage Loan withdrawn by Seller prior to the Closing Date) at the Closing for the Total Purchase Price (as the same may be adjusted as described herein) regardless of the material breach of any other provision of this Agreement excluding the representations set forth in
Section 6. 1, including any of the representations or warranties made in Section 6.2, the sole remedies for which are set forth in Article V.

         SECTION 4.5 CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to sell the Mortgage Loans pursuant to this Agreement is subject to the fulfillment by Purchaser on or prior to the Closing Date of each of the following additional conditions, except to the extent waived in writing by
Seller:

         (a) Purchaser shall have paid and shall have executed and delivered, or caused to be delivered, all the items specified in Section 4.3 in accordance with the terms of Section 4.3.

         (b) All requisite federal, state and local governmental and regulatory approvals relating to the transactions contemplated hereby, if any, required to be obtained by Purchaser and Seller shall have been obtained.

         (c) The Branch Closing and all transactions contemplated to occur at the Branch Closing shall have occurred or shall occur concurrently herewith.

         SECTION 4.6 TRANSFER AND RECORDATION TAXES; OTHER COSTS. At or prior to Closing, Purchaser shall pay all transfer, filing and recording fees and taxes, costs and expenses, and any state, county or city documentary taxes, if any, relating to the filing or recording of any document or instrument contemplated hereby or the sale or assignment of the Mortgage Loans. Purchaser shall be solely responsible for the payment of any and all sales taxes, costs of title insurance premiums, survey costs, and other expenses of title examination. Seller and Purchaser shall sign and deliver on the Closing Date (or on such earlier date as may be necessary to obtain approval if required in advance of the Closing Date) all transfer tax and related forms reasonably required by the other party or required by applicable law. Regardless of whether the transactions contemplated hereunder are completed, except as otherwise provided in Section 8.11, Purchaser shall pay all of its expenses in negotiating and carrying out its obligations under this Agreement and the transactions contemplated hereby, including its due diligence costs and the costs of its due diligence providers, its counsel and title insurance.

                                    ARTICLE V

             DUE DILIGENCE AND REMEDIES FOR DEFECTIVE MORTGAGE LOANS
             -------------------------------------------------------

         SECTION 5.1 DUE DILIGENCE GUIDELINES.

                  (a) DUE DILIGENCE ACCESS. Purchaser has been afforded full access and an adequate opportunity to review all Due Diligence Materials and to otherwise perform Purchaser's desired due diligence with respect to the Mortgage Loans. By execution of this Agreement, Purchaser hereby acknowledges that its due diligence activities have been completed. Except with the written consent of Seller, which consent shall not be unreasonably withheld, Purchaser and

Purchaser's designated persons shall not contact, discuss, respond to, inquire or provide information to any Mortgagor, guarantor of any Mortgage Loan or any other Person prior to the Closing Date.

                  (b) INDEMNIFICATION. Purchaser shall indemnify, hold harmless and defend Seller against, and hold Seller harmless from, all Claims and liabilities resulting from Purchaser's activities under this Section 5.1.

                  (c) NO REIMBURSEMENT. No amounts that have been expended by Purchaser for due diligence shall be reimbursed to Purchaser or credited to or against the Total Purchase Price.

         SECTION 5.2 PURCHASER'S CLAIM OF A DEFECTIVE MORTGAGE LOAN. In order to make a claim that a Mortgage Loan is a Defective Mortgage Loan based upon a breach of a representation and warranty under Section 6.2, Purchaser must execute and deliver a Certificate of Defect for such Mortgage Loan on or before the Survival Termination Date. If Purchaser fails to deliver such Certificate of Defect within the applicable period, then such failure shall terminate and extinguish any rights of Purchaser to submit a Certificate of Defect, to require Seller to cure any defect in, delete, substitute for, or repurchase, such Mortgage Loan as a result of such breach of a representation or warranty under
Section 6.2.

         SECTION 5.3 DELETION OR SUBSTITUTION AT SELLER'S OPTION. If Seller reasonably believes that (a) there is a breach of a representation or warranty of Seller with respect to a Mortgage Loan or (b) the sale of a Mortgage Loan pursuant hereto violates any law, rule, regulation or court order applicable to Seller or the Mortgage Loan, Seller shall provide Purchaser with notice of same. If such notice is given by Seller prior to the Closing, the Mortgage Loan shall be withdrawn (unless such notice is given under clause (a) and Purchaser waives such breach in writing within five Business Days after receipt of such notice from Seller) and the Total Purchase Price shall be reduced by the Repurchase Price for such Mortgage Loan on the date of such withdrawal. No such notice shall be effective following the Closing unless such notice is given pursuant to clause (b) of the first sentence of this Section 5.3.

         SECTION 5.4 SUBSTITUTION PROCEDURE. In the event Seller elects to substitute for a Mortgage Loan, Seller shall send to Purchaser a Substitution Notice which (i) identifies the Substitute Mortgage Loans being substituted and
(ii) calculates the Substitution Adjustment. In the event the Substitution Adjustment is a negative number, Seller shall pay such Substitution Adjustment to Purchaser if such substitution is made after the Closing Date or shall reduce the Total Purchase Price correspondingly if such substitution is made prior to the Closing Date. In the event the Substitution Adjustment is a positive number, Purchaser shall pay such Substitution Adjustment to Seller if such substitution is made after the Closing Date or shall increase the Total Purchase Price correspondingly if such substitution is made prior to the Closing Date. Seller shall deliver to Purchaser all items required under Section 4.2 with respect to such Substitute Mortgage Loan and Purchaser shall convey all of its right, title and interest in and to the Deleted Mortgage Loan to Seller and shall make all deliveries and take all other actions on the same terms and conditions under which Seller had conveyed such Mortgage Loan to Purchaser. If Purchaser receives any amounts on account of such Mortgage Loan after its conveyance to Seller that are payable to Seller pursuant to the terms of this Agreement, it shall promptly forward such sums to Seller. If Seller substitutes a Substitute Mortgage Loan for a Defective Mortgage Loan, the deletion date for the Defective Mortgage Loan and the substitution date of the Substitute Mortgage Loan (which shall be the same date) shall be specified in such Substitution Notice and shall be a date occurring on or before the date three Business Days following the date of the relevant Substitution Notice.

         SECTION 5.5 SELLER'S ELECTIONS FOR CLAIM OF DEFECTIVE MORTGAGE LOAN.

                  (a) By no later than five Business Days following its receipt of a Certificate of Defect timely given under Section 5.2 that alleges a material breach of a representation or warranty, Seller shall notify Purchaser
(A)(x) that Seller disputes (1) that the alleged breach exists, (2) that the alleged breach is properly the subject of a Certificate of Defect pursuant to this Agreement, (3) that the breach is material or (4) that the breach materially and adversely affects the value of the Mortgage Loan, and (y) of the basis for Seller's position; (B) that Seller will attempt to cure such breach within the Cure Period or (C) that Seller deletes such Mortgage Loan and elects to repurchase the Mortgage Loan to which such Certificate of Defect relates.

                  (b) If Seller fails to make the election specified in paragraph (a) of this Section 5.5 for a Mortgage Loan before the expiration of the applicable five Business Day period, then Seller shall be deemed to have elected to delete such Defective Mortgage Loan. In such event, Seller shall be required to repurchase such Mortgage Loan pursuant to Section 5.6.

         SECTION 5.6 REPURCHASE OF MORTGAGE LOANS. In the event Purchaser timely submits a Certificate of Defect under Section 5.2, Seller has the option (unless it disputes the claims made in the Certificate of Defect) to cure such breach within the time periods set forth herein. In the event Seller neither disputes the claims made in such Certificate of Defect nor provides notice that it will cure such breach, Seller shall repurchase such Defective Mortgage Loan for the applicable Repurchase Price. In such event, Purchaser shall convey all of its right, title and interest in and to the repurchased Deleted Mortgage Loan to Seller and shall make all deliveries and take all other actions on the same terms and conditions under which Seller had conveyed such Mortgage Loan to Purchaser. If Purchaser receives any amounts on account of such Mortgage Loan after its conveyance to Seller that are payable to Seller pursuant to the terms of this Agreement, it shall promptly forward such sums to Seller.

         SECTION 5.7 FAILURE TO CURE. If Seller has given Purchaser notice of Seller's election to attempt to cure a breach pursuant to Section 5.5(a) but has not cured such breach by the end of the applicable Cure Period, Seller shall be deemed to have elected delete such Defective Mortgage Loan and to repurchase such Mortgage Loan pursuant to Section 5.6.

         SECTION 5.8 POST-CONVEYANCE DEFECTS. If a Defective Mortgage Loan has any defect (other than a defect resulting from an action or omission of Seller, or its predecessors in interest) that did not exist when such Mortgage Loan was conveyed to Purchaser, such Mortgage Loan shall not be subject to deletion, substitution or repurchase as a Defective Mortgage Loan as a result of any such defect.

         SECTION 5.9 WITHDRAWAL OF MORTGAGE LOAN. Notwithstanding any election by Seller, in response to the submission by Purchaser of a Certificate of Defect to cure or remediate any breach of a representation and warranty, Seller shall have the right at its sole option to withdraw a Mortgage Loan prior to the Closing Date (subject to Purchaser's right to withdraw such Certificate of Defect).

         SECTION 5.10 CREATION OF MORTGAGE LOAN SCHEDULE. On or before the Business Day preceding the Closing Date, Seller shall prepare the Mortgage Loan Schedule and shall deliver it to Purchaser for Purchaser's review and confirmation. The Mortgage Loan Schedule shall, among other things, identify for each Mortgage Loan that is not a Deleted Mortgage Loan, the Unpaid Principal Balance.

         SECTION 5.11 SOLE REMEDY. The provisions of this Article V constitute Purchaser's sole and exclusive remedies for breaches of Seller's representations and warranties under Sections 6.2.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES RESPECTING SELLER. Seller represents, warrants and covenants to Purchaser that on the date hereof or as of such date specifically provided herein:

                  (a) DUE ORGANIZATION AND AUTHORITY. Seller is a savings association duly organized, validly existing and in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller, and in any event Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and to provide the servicing of such Mortgage Loan; Seller has the full corporate power, authority and legal right to acquire, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform in accordance with such agreements; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby evidence the valid, legal, binding and enforceable obligation of Seller, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights of creditors and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by Seller to make this Agreement and all agreements contemplated hereby valid and binding upon Seller in accordance with their terms.

                  (b) ORDINARY COURSE OF BUSINESS. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (c) NO CONFLICTS. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by Seller, the sale of the Mortgage Loans to Purchaser or the transactions contemplated hereby to be performed by Seller, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's charter or by-laws or any legal restriction or any agreement or instrument to which Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or, subject to applicable regulatory approval or nonobjection, result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair (i) the ability of Purchaser to realize on the Mortgage Loans, (ii) the value of the Mortgage Loans, or (iii) the ability of Purchaser to realize on any related insurance policy.

                  (d) ABILITY TO PERFORM; SOLVENCY. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is solvent and the sale of the Mortgage Loans will not cause Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors.
                  (e) NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending except as described by Seller in writing to Purchaser or to Seller's actual knowledge threatened against Seller which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair materially the ability of Seller to perform under the terms of this Agreement.

                  (f) NO CONSENT REQUIRED. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement or the sale of the Mortgage Loans or the consummation by Seller of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

                  (g) NO COMMISSIONS. Seller has not dealt with any person that may be entitled to any commission or compensation from Seller or Purchaser in connection with the execution and delivery of this Agreement.

                  (h) NO SPECIFIC SOLICITATIONS. From the Closing Date forward, Seller shall not, directly or indirectly, solicit any Mortgagor for a refinancing of a Mortgage Loan; provided, however, that a general solicitation performed by Seller or a Mortgagor's request for credit from Seller other than as a result of a direct solicitation by Seller shall not violate this provision.

                  (i) SERVICING HISTORY. All of the Mortgage Loans have been serviced by Seller during the entire thirty-six (36) month period prior to the date of this Agreement.

         SECTION 6.2 SURVIVING REPRESENTATIONS AND WARRANTIES BY SELLER AS TO INDIVIDUAL MORTGAGE LOANS. Seller represents, as of the date hereof, as follows:

                  (a) SOLE OWNER. Seller is the sole owner and holder of such Mortgage Loan, with full right and authority to sell, assign and transfer such Mortgage Loan.

                  (b) NO MODIFICATION OR RELEASE. Except as disclosed in the Mortgage File, Seller has not modified, satisfied, cancelled or subordinated the Mortgage Loan in any material respect, nor has Seller released the Mortgaged Property or any part thereof.

                  (c) NO SECURITY INTEREST. Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, equities, charges, claims or security interests of any nature encumbering such Mortgage Loan.

                  (d) ASSIGNMENT OF MORTGAGE; NOTE ENDORSEMENT. The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage. The endorsement of each Mortgage Note constitutes the legal, valid and binding assignment of such Mortgage Note, and together with the Assignment of Mortgage, legally and validly conveys all right, title and interest in the subject Mortgage Loan to Purchaser.

                  (e) EACH HOLDER IS AUTHORIZED TO TRANSACT BUSINESS. To the extent required under applicable law, each holder of the Mortgage Loan was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

                  (f) COMPLIANCE WITH APPLICABLE LAWS. Seller has complied with all federal, state and local laws and regulations affecting the origination, administration and servicing of the Mortgage Loans in all material respects.

                  (g) NO WAIVER. Except as may be disclosed in the Mortgage File, Seller has not waived any material default, breach, violation or event of acceleration of any of the foregoing, and, pursuant to the terms of the Mortgage Loan, the related Mortgage or the related Mortgage Note, no Person other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under any such Mortgage Loan, Mortgage or Mortgage Note.

                  (h) NO NOTICE OF BANKRUPTCY. Seller has not received any notice that any Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

                  (i) VALIDITY OF DOCUMENTS. Each Mortgage Loan is the legal, valid and binding obligation of the maker, Mortgagor, guarantor or other party executing such document or agreement, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization moratorium or other laws relating to or affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no offset, defense, counterclaim or right to rescission with respect to such Note, Mortgage or other agreements.

                  (j) PROCEEDS FULLY DISBURSED. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

                  (k) FIRST LIEN. The Mortgage constitutes a valid, existing and enforceable first lien on the Mortgaged Property securing the related Mortgage Note, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except for such exceptions as are set forth in paragraph (c) below. The Mortgaged Property consists of Multifamily Real Property situated in the state of California.

                  (l) TITLE INSURANCE. Each Mortgage File contains an ALTA or CLTA policy of title insurance, or equivalent coverage customarily approved by institutional investors in the jurisdiction in which the related Mortgaged Property is located, from a title insurance company qualified to do business in the state of California. Such title policy is in an amount not less than the original principal amount of the related Mortgage Loan, and all premiums with respect thereto have been paid in full. Such policy of title insurance insures that the Mortgage relating thereto has first priority subject to (i) liens for real property taxes and assessments that were not then due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable generally to commercial mortgage lending institutions in the area in which the related Mortgaged Property is located at the time the Mortgaged Loan was made and (iii) such other matters to which like properties are commonly subject that do not, individually or in the aggregate, materially interfere with the current use of the Mortgaged Property or with the practical realization of the benefits of the security intended to be provided by the related Mortgage.

                  (m) DEFAULT, BREACH AND ACCELERATION. There is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note and no event (other than payments due) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

                  (n) APPRAISAL. The Mortgage File contains an appraisal of the related Mortgaged Property which appraisal is signed by an appraiser who, to Seller's knowledge, had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

                  (o) NO CONDEMNATION. There is no proceeding pending, or to Seller's knowledge threatened, for the partial or total condemnation of the Mortgaged Property.

                  (p) TAXES, ASSESSMENTS AND OTHER CHARGES. As of the date hereof, there are no delinquent and unadvanced taxes, (ii) delinquent governmental assessments, (iii) delinquent water, sewer or municipal charges, or
(iv) delinquent ground rents.

                  (q) MORTGAGE PROVISIONS. The Mortgage contains provisions, which, at the time of origination, were customary such as to render the rights and remedies of the holder thereof adequate for foreclosure against the Mortgaged Property; enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights of creditors and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

                  (r) CONDITION OF MORTGAGED PROPERTY. The Mortgaged Property was in satisfactory condition at the time of origination of the Mortgage Loan; provided that no representation or warranty is made with respect to compliance with the Americans with Disabilities Act of 1990 (42 U.S.C. Section 126 et seq.).

                  (s) MECHANICS LIENS. Except as noted in the title insurance report or the title insurance policy for a Mortgaged Property, at the time of origination, to Seller's knowledge the Mortgaged Property was free and clear of all mechanics liens and no rights were outstanding that under law would give rise to any such liens.

                  (t) DESCRIPTION OF MORTGAGE LOANS. The description of each Mortgage Loan set forth in the Supplemental Mortgage Loan Schedule is true, complete and correct in all material respects as of the date set forth therein; PROVIDED, however, that the actual number of units may vary from the number of units.

                  (u) NON-ACCRUAL STATUS. None of the Mortgage Loans are on a non-accrual basis.

                  (v) MORTGAGOR REQUESTS FOR DOCUMENTATION. Seller will use its best efforts to respond to all requests made by any Mortgagor for copies of, or other assistance with respect to, documentation relating to the servicing of such Mortgagor's Mortgage Loan prior to the Servicing Transfer Date.

         SECTION 6.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller that on the date hereof and as of the Closing Date or as of such date specifically provided herein:

                  (a) DUE ORGANIZATION AND AUTHORITY. Purchaser is a savings association duly organized, validly existing, and in good standing under the laws of the United States of America, Purchaser has the full corporate power and authority to acquire the Mortgage Loans and to execute and deliver this Agreement and to perform in accordance with such agreements. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action. Assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement and all agreements contemplated hereby evidence the valid, legal and binding obligation of Purchaser enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights of creditors and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

                  (b) NO CONFLICTS. Neither the execution and delivery of this Agreement by Purchaser, the acquisition of the Mortgage Loans by Purchaser, or any other transactions contemplated hereby to be performed by Purchaser, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Purchaser, will conflict with or result in a breach of any of the terms, conditions or provisions of Purchaser's charter or by-laws or any legal restriction or any agreement or instrument to which Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Purchaser, or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance with the result that any of the foregoing would have a material adverse effect upon the financial condition of Purchaser or its ability to carry out the transactions contemplated by this Agreement.

                  (c) NO LITIGATION PENDING. Except as disclosed by Purchaser in writing to Seller, there is no action, suit, proceeding or investigation pending, or to Purchaser's knowledge threatened, against Purchaser which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Purchaser contemplated herein, or which would be likely to impair materially the ability of Purchaser to perform under the terms of this Agreement.

                  (d) NO CONSENT REQUIRED. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by Purchaser, of or compliance by Purchaser with this Agreement or the purchase of the Mortgage Loans or the consummation by Purchaser of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization, order, registration or filing has been or will be obtained or made prior to the required or applicable date.

                  (e) NO COMMISSIONS. Purchaser has not dealt with any person that may be entitled to any commission or compensation from Purchaser or Seller in connection with the execution and delivery of this Agreement.

         SECTION 6.4 TERMINATION OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties in Sections 6.1 and 6.2 shall survive the Closing. The representations and warranties in Section 6.1 shall terminate and be of no further force or effect on the Survival Termination Date. The representations and warranties in Section 6.2 as to a particular Mortgage Loan shall terminate and be of no further force or effect on the earlier of (a) the Survival Termination Date and (b) the occurrence of a Termination Event relating to such Mortgage Loan.

         SECTION 6.5 KNOWLEDGE OR RELIANCE. For purposes of this Article VI:

                  (a) The term "to Seller's actual knowledge," or "to Seller's knowledge" means that the officers of Seller having responsibility for the origination of Mortgage Loans have no actual knowledge or notice that such representation or warranty is inaccurate or incomplete, without any independent investigation and have no knowledge of any facts or circumstances that would render reliance thereon unjustified without further inquiry.

                  (b) The term "in reliance on," means that Seller has examined and relied in whole or in part upon the certificate, report, opinion or other referenced document; that the information contained in such document is sufficient to support accurately and in all material respects the substance of the applicable representation or warranty and that Seller is under no obligation to independently verify the information contained in such document. It is understood that Seller's reliance must be commercially reasonable and consistent with the standard of care exercised by prudent lending institutions originating residential mortgage loans.

         SECTION 6.6 DEFECTS COVERED BY TITLE INSURANCE. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not be entitled to deliver a Certificate of Defect for a Mortgage Loan to the extent that Purchaser is entitled to assert a valid claim under either a title insurance policy or any attorney's title certification with respect to the loss caused by such breach, and in such event any such representation or warranty shall be deemed not to have been made by Seller. Purchaser shall be deemed not to have a valid claim under a title insurance policy or attorney's certification if (i) in the case of a title insurance policy, the title insurer that issued such policy has generally stopped paying valid claims under other title policies issued by such company or (ii) in the case of any attorney's title certification, the attorney who issues such certification is financially unable to satisfy any claims under such attorney's title certification.

         SECTION 6.7 THIRD PARTY REPORTS. Any appraisals, structural reports, environmental site assessments or other third-party reports or expert opinions that are included in the Due Diligence Materials or otherwise provided by Seller to Purchaser have been prepared for Seller by the experts named therein and have been furnished to Purchaser solely for Purchaser's convenience. No representations, express or implied, are being made by Seller, or any of its employees, with respect to the content, suitability for any purpose, accuracy, truthfulness or completeness of any such reports. Any reliance upon such reports shall be at the sole risk of Purchaser.

                                   ARTICLE VII

                  ADDITIONAL COVENANTS OF PURCHASER AND SELLER
                  --------------------------------------------

         SECTION 7.1 ADDITIONAL PURCHASER COVENANTS.

                  (a) CONFORMITY TO LAW. Through the Survival Termination Date, Purchaser shall abide by all applicable state and federal laws, rules and regulations regarding the preservation and maintenance of all documents and records relating to the Mortgage Loans purchased hereunder, including the length of time such documents and records are to be retained.

                  (b) INSPECTION BY SELLER. After the transfer of documents or files to Purchaser pursuant to the terms of this Agreement, Purchaser agrees that Seller, at Seller's sole expense, shall have the continuing right, at reasonable intervals and for reasonable business purposes, as set forth in writing to Purchaser, to use, inspect and make extracts from or copies of any such documents or records transferred by Seller to Purchaser, upon Seller's reasonable notice to Purchaser and at the offices of Purchaser.

                  (c) NOTICE OF LITIGATION. Purchaser shall promptly notify Seller of any Claim or litigation asserted or filed, or threatened to be filed, by any Person against Seller that arises from or relates to any of the Mortgage Loans.

         SECTION 7.2 ADDITIONAL SELLER COVENANTS.

                  (a) NOTICE OF LITIGATION. Seller shall promptly notify Purchaser of any Claim or litigation asserted or filed, or threatened to be filed, by any Person against Seller that arises from or relates to any of the Mortgage Loans.

                  (b) CONVERSION TO PURCHASER'S DATA PROCESSING SYSTEM. Seller shall cooperate with Purchaser and respond to reasonable requests of Purchaser relating to the conversion of the Mortgage Loans onto the data processing system of Purchaser; provided that Purchaser shall pay all expenses of such conversion.

                  (c) ACCESS TO MICROFICHE FILES. Seller shall cooperate with Purchaser and will promptly comply with Purchaser's reasonable requests for access to microfiche copies of documentation relating to the Mortgage Loans.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

         SECTION 8.1 MERGER OR CONSOLIDATION OF THE PARTIES. Any Person into which either party may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which either party shall be a party, or any Person succeeding to the business of either party, shall be the successor of such party hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto anything herein to the contrary notwithstanding.

         SECTION 8.2 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (i) mailed by

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

first class mail; (ii) mailed by registered or certified mail, return receipt requested; (iii) by facsimile transmission; (iv) by overnight courier or messenger or by other generally accepted means, when received by the other party at the address as follows:

                          (i)    if to Seller:

                                 FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK 4565 Colorado Boulevard
                                 Los Angeles, California 90039
                                 Attention: Myron Mueller and Ron Alexander

                                 With a copy to:

                                 FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK 4565 Colorado Boulevard
                                 Los Angeles, California 90039
                                 Attention: David E. Cher, Esq.

                           (ii)  if to Purchaser:

                                 FIRST FEDERAL BANK OF CALIFORNIA
                                 401 Wilshire Boulevard
                                 Santa Monica, California  90401
                                 Attention:  Shannon Millard

                                 With a copy to:

                                 FIRST FEDERAL BANK OF CALIFORNIA
                                 401 Wilshire Boulevard
                                 Santa Monica, California  90401
                                 Attention: Ann E. Lederer, Esq.

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         SECTION 8.3 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         SECTION 8.4 GOVERNING LAW. The Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California.

         SECTION 8.5 INTENTION OF THE PARTIES. It is the intention of the parties that Purchaser is purchasing, and Seller is selling the Mortgage Loans and not a debt instrument of Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by Seller, and a purchase by Purchaser, of the Mortgage Loans. Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage

Loans and Seller shall cooperate with all reasonable requests made by Purchaser in the course of such review. It is the understanding and intention of the parties that Purchaser is (i) purchasing the Mortgage Loan from Seller, and (ii) not originating or funding the origination of such Mortgage Loan. Nothing contained in this Agreement shall constitute Purchaser and Seller as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, shall be construed to impose any liability as such on Purchaser or Seller, or shall constitute a general or limited agency or be deemed to confer on Purchaser or Seller or any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

         SECTION 8.6 SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by Seller and Purchaser and the respective successors and assigns of Seller and Purchaser. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated except with the prior written consent of the other party hereto, which consent shall not unreasonably be withheld; PROVIDED, however, that the foregoing shall nor prohibit or require consent of the other party for an assignment by operation of law as a result of a merger or consolidation.

         SECTION 8.7 INTEGRATION; WAIVERS AND AMENDMENTS. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the purchase of the Mortgage Loans and other matters contained herein. No term or provision of this Agreement may be amended, waived or modified unless such amendment, waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         SECTION 8.8 EXHIBITS. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         SECTION 8.9 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) references herein to "Articles," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Paragraphs and other subdivisions of this Agreement;

                  (c) reference to a Paragraph without further reference to an
Article is a reference to such Paragraph as contained in the same Article in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         SECTION 8.10 PROTECTION OF CONFIDENTIAL INFORMATION.

                  (a) Purchaser shall keep all information obtained by it and its officers, directors, employees, agents, attorneys, accountants or other representatives concerning the business, properties and operations of Seller confidential and Purchaser will use, and will cause its officers, directors, employees, agents, attorneys, accountants or other representatives to use such information only in connection with this Agreement and the transactions contemplated thereby; PROVIDED that Purchaser shall be permitted to disclose said information to the extent that disclosure thereof is required by court order or by law.

                  (b) Purchaser shall keep confidential and shall not divulge to any party, without Seller's prior written consent, the purchase price paid by Purchaser for the Mortgage Loans and any information pertaining to the Mortgage Loans or any Mortgagor thereunder, except to the extent that it is appropriate for Purchaser to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

         SECTION 8.11 ATTORNEYS' FEES. If any action is brought by either party against the other, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees paid or incurred in connection with such action or as required in order to file any necessary applications with any regulatory agency or agencies for consummation of the Branch Sale Agreement.

         IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                 FIDELITY FEDERAL BANK, A FEDERAL SAVINGS
                                   BANK, as Seller


                                 By: /s/ JAMES E. STUTZ
                                    --------------------------------------------
                                         JAMES E. STUTZ
                                         President and Chief Operating Officer


                                 FIRST FEDERAL BANK OF CALIFORNIA, as Purchaser


                                 By: /s/ JAMES P. GIRALDIN
                                    --------------------------------------------
                                         JAMES P. GIRALDIN
                                         Senior Executive Vice President/
                                         Chief Operating Officer

                                                                       EXHIBIT A

                              CERTIFICATE OF DEFECT

         Pursuant to Article V of that certain Mortgage Loan Purchase Agreement (the "AGREEMENT") by and between the undersigned as Purchaser and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK as Seller, dated as of the 7th day of February 2000, the undersigned hereby certifies to Seller that the Mortgage Loan identified on the Mortgage Loan Schedule as _________________ is a Defective Mortgage Loan. All capitalized terms herein shall have the meanings ascribed thereto in the Agreement.

         Material breach of a representation or warranty under Section 6.2.
         ------------------------------------------------------------------

         Subsection(s) claimed to be materially inaccurate:




         Detailed description of condition(s) giving rise to the breach. If a third party report is attached, cite the specific language in such report that directly relates to the Subsection(s) claimed to be materially inaccurate:




         Evidence of material adverse effect on value of the Mortgage Loan:





         Dated the ____ day of _______________ 2000.

                                PURCHASER



                                FIRST FEDERAL BANK OF CALIFORNIA

                                By:
                                    --------------------------------------------

                                Name
                                Title

                                                                       EXHIBIT B

                               SUBSTITUTION NOTICE

         Pursuant to Section 5.4 of that certain Mortgage Loan Purchase Agreement (the "Agreement") by and between FIRST FEDERAL BANK OF CALIFORNIA, as Purchaser, and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, as Seller, dated as of the 7th day of February, 2000, the undersigned certifies to Seller as follows:


         1. Seller is effecting the substitution of a Substitute Mortgage Loan for a Defective Mortgage Loan as set forth below.


         2. The Substitute Mortgage Loans being substituted are those identified as ______________.


         3. The Repurchase Price for the Defective Mortgage Loans reference in paragraph 2 of this Substitution Notice is $_________ [SET FORTH CALCULATION OF REPURCHASE PRICE FOR EACH MORTGAGE LOAN].


         4. [The/ __________% of the] unpaid principal balance at this time plus accrued interest for the Substitute Mortgage being substituted is $______________________.


         5. The Substitution Adjustment is $_____________________ [THE DIFFERENCE BETWEEN 3 AND 4 STATED AS NEGATIVE OR POSITIVE NUMBER]






                                SELLER

                                FIDELITY FEDERAL BANK, A FEDERAL
                                SAVINGS BANK



                                By:
                                    --------------------------------------------
                                Name
                                Title